                               STOCK INVESTMENT PLAN OF
                                   ANB CORPORATION

                                 Financial Statements
                              December 31, 1996 and 1995

                       STOCK INVESTMENT PLAN OF ANB CORPORATION
                                  TABLE OF CONTENTS

                                                                     PAGE
--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                           1

FINANCIAL STATEMENTS
  Statement of financial condition                                     2
  Statement of income and changes in plan equity                       3
  Notes to financial statements                                        4

                                     [LETTERHEAD]

                             INDEPENDENT AUDITOR'S REPORT



Plan Administrator
Stock Investment Plan of
  ANB Corporation
Muncie, Indiana


We have audited the accompanying statement of financial condition of the Stock Investment Plan of ANB Corporation as of December 31, 1996 and 1995, and the related statement of income and changes in plan equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Stock Investment Plan of ANB Corporation at December 31, 1996 and 1995, and the results of its operations for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



Geo. S. Olive & Co. LLC
Indianapolis, Indiana
March 27, 1997


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                       STOCK INVESTMENT PLAN OF ANB CORPORATION
                           STATEMENT OF FINANCIAL CONDITION

 DECEMBER 31                                             1996         1995
--------------------------------------------------------------------------------

 ASSETS
   Investments, at fair value

    ANB Corporation common stock (cost $611,308 and
      $644,383)                                       $1,049,180   $1,204,686
    Short-term investment funds                            5,968        5,535
                                                     -------------------------
      Total assets                                    $1,055,148   $1,210,221
                                                     -------------------------
                                                     -------------------------
 PLAN EQUITY                                          $1,055,148   $1,210,221
                                                     -------------------------
                                                     -------------------------

See notes to financial statements.

                       STOCK INVESTMENT PLAN OF ANB CORPORATION
                    STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY




 YEAR ENDED DECEMBER 31                                  1996           1995            1994
------------------------------------------------------------------------------------------------

 ADDITIONS
  Investment income
    Interest                                          $      482     $      649       $    371
    Dividends-ANB Corporation common stock                33,336         34,194         27,669
                                                      ------------------------------------------
                                                          33,818         34,843         28,040
  Realized gains from sale of stock                       25,929         10,381          8,555
  Unrealized appreciation (depreciation) on stock      (122,431)        245,517      (103,424)
  Employee contributions                                 144,722        141,726        126,758
  Employer contributions                                  28,944         28,345         25,352
                                                      ------------------------------------------
     Total additions                                     110,982        460,812         85,281
 DEDUCTION-distributions                                 266,055        110,575         78,390
                                                      ------------------------------------------
 NET INCOME AND CHANGES IN PLAN EQUITY FOR THE YEAR    (155,073)        350,237          6,891
 PLAN EQUITY, BEGINNING OF YEAR                        1,210,221        859,984        853,093
                                                      ------------------------------------------
 PLAN EQUITY, END OF YEAR                             $1,055,148     $1,210,221       $859,984
                                                      ------------------------------------------
                                                      ------------------------------------------




 See notes to financial statements.

                       STOCK INVESTMENT PLAN OF ANB CORPORATION

                            NOTES TO FINANCIAL STATEMENTS


- Summary of Significant Accounting Policies

The accompanying financial statements are prepared on the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of plan equity and changes in plan equity. Actual results could differ from those estimates.

The purpose of the Stock Investment Plan of ANB Corporation (Plan) is to make available to eligible employees of ANB Corporation (ANB), a multi-bank holding company, and its subsidiaries a means of acquiring ownership of ANB common stock.

The investment in ANB common stock is carried at fair value based on market quotations, while short-term investment funds are carried at cost, which approximates fair value.


- Plan Description

Participation in the Plan is entirely voluntary. Eligible employees may make monthly contributions to the Plan of $10 to $200 through payroll deductions.
ANB contributes 20% of employees' contributions to the Plan, which contributions are taxable income to participants in the year contributed. Cash dividends and other income are credited to participant accounts for purchase of additional ANB stock, which income is also taxable to the participants when credited to their accounts. Distributions from the Plan are therefore not taxable income to the participants when funds are distributed, except for gains/losses from sales of stock included in distributions.

Separate accounts are maintained for participants to which contributions and earnings thereon are credited.

Purchases of ANB common stock are made at the lowest possible price in full shares only for each participant with remaining funds accumulating in a short-term investment fund until full shares may be purchased. At time of purchase, participants acquire ownership in their shares, and shares may be delivered to participants upon their request.

A participant may withdraw from the Plan upon providing written notice terminating payroll deductions, and stock and/or cash in the Plan for the participant will be distributed. Participants immediately vest in their contributions and ANB contributions.

The Plan may be amended or terminated at any time deemed advisable by ANB's Board of Directors.

There were 137 and 138 participants in the Plan at December 31, 1996 and 1995, respectively.

STOCK INVESTMENT PLAN OF ANB CORPORATION
NOTES TO FINANCIAL STATEMENTS


- Investment in ANB Common Stock

Investment in ANB common stock was as follows:

                                            1996
                 -------------------------------------------------------------

                   NUMBER
                     OF           FAIR                           UNREALIZED
DECEMBER 31        SHARES         COST           VALUE          APPRECIATION
--------------------------------------------------------------------------------
                   52,459       $611,308       $1,049,180         $437,872

                                            1995
                 -------------------------------------------------------------
                   NUMBER
                     OF           FAIR                           UNREALIZED
DECEMBER 31        SHARES         COST           VALUE          APPRECIATION
--------------------------------------------------------------------------------
                   76,488       $644,383       $1,204,686         $560,303


Unrealized appreciation at January 1, 1995 was $314,786.

In December, 1995, ANB distributed 38,244 shares of its common stock to the Plan pursuant to a two-for-one stock split.

Information on ANB stock sold was as follows (cost using the first-in, first-out method):

 YEAR ENDED DECEMBER 31                 1996           1995           1994
--------------------------------------------------------------------------------
 Proceeds from sales                   $73,700        $56,928        $47,880
 Cost                                   47,771         46,547         39,325
                                     -----------------------------------------
 Gains                                 $25,929        $10,381        $ 8,555
                                     -----------------------------------------
                                     -----------------------------------------


- Party-in-Interest Transactions
Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50% or more of such an employer or employee association, or relatives of such persons.

ANB provides certain administrative services at no cost to the Plan.


- TAX STATUS

The Plan is not and will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code). The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.


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